PORTFOLIO RECOVERY ASSOCIATES NAMES JOHN FAIN AND JOHN FULLER TO ITS BOARD OF DIRECTORS

NORFOLK, Va., March 1, 2010 – Portfolio Recovery Associates, Inc. (Nasdaq: PRAA), a company that purchases and manages portfolios of defaulted consumer receivables and provides a broad range of collection services, announced today that John Fain and John Fuller have been named to its Board of Directors.

The appointments, effective March 1, 2010, bring two experienced, independent directors to the Company’s Board.

Fuller currently serves as Chairman of Dealer Services Corporation, an independent inventory financing company he founded in 2005. Earlier, he co-founded CITA, Inc., which was eventually sold to Auto Dealers Exchange Services of America. Fain founded Metro Information Services, an information technology consulting services firm, in 1979 and served as its President and CEO as the company grew to more than 3,500 employees.  Metro went public in 1997 and merged with Keane, Inc. in 2001.

“We are very pleased to announce that John Fain and John Fuller are joining Portfolio Recovery Associates’ Board of Directors. Their extensive business experience and proven ability to generate growth makes them outstanding additions to our Board. Fuller and Fain both bring valuable skill-sets that will no doubt help Portfolio Recovery Associates take advantage of the great opportunities we see ahead,” said Steven D. Fredrickson, Chairman, President and Chief Executive Officer.

“I am very excited to be joining the Board of Portfolio Recovery Associates. The Company’s focus on long-term growth and disciplined investing has allowed it to be successful in good times and bad. I look forward to contributing to the Company’s continued success,” Fain said.

“Portfolio Recovery Associates is a well-run organization that has developed a long-term plan and stuck with it through all types of market conditions. Its growth over the years has validated this disciplined approach, and I am thrilled to be asked to contribute to its future success,” Fuller said.

Fuller and Fain will both stand for election at the Company’s next annual meeting, which is scheduled for June 4, 2010. Current Board member William P. Brophey has informed the Company that he will not stand for re-election when his term expires at the 2010 annual meeting. After the meeting, the Board will total seven members, up from six prior to the Fain and Fuller appointments.

About Portfolio Recovery Associates, Inc.
Portfolio Recovery Associates’ business revolves around the detection, collection, and processing of both unpaid and normal-course accounts receivable originally owed to credit grantors, governments, retailers and others. The Company’s primary business is the purchase, collection and management of portfolios of defaulted consumer receivables. These are the unpaid obligations of individuals to credit originators, which include banks, credit unions, consumer and auto finance companies, and retail merchants. Portfolio Recovery Associates also provides fee-based services, including collateral-location services for credit originators via its IGS subsidiary and revenue administration, audit and debt discovery/recovery services for government entities through both its RDS and MuniServices businesses.

Cautionary Note Regarding Forward Looking Statements
Statements herein which are not historical, including Portfolio Recovery Associates’ or management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in Portfolio Recovery Associates’ filings with the SEC including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the SEC and available through Portfolio Recovery Associates’ website, which contain a more detailed discussion of Portfolio Recovery Associates’ business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the SEC or otherwise. Portfolio Recovery Associates expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

Investor inquiries: Investor Relations, 757-519-9300 ext. 13010, info@portfoliorecovery.com